                                                                   Exhibit 99.01

                              FOR IMMEDIATE RELEASE

            DEL GLOBAL TECHNOLOGIES APPOINTS THREE NEW BOARD MEMBERS

           SCHEDULES ANNUAL SHAREHOLDERS' MEETING FOR JANUARY 14, 2004

     VALHALLA,  NY - December 1, 2003 -- Del Global  Technologies  Corp.  (DGTC)
("Del  Global")  today  announced  the  appointment  of three new members to the
Company's  Board  of  Directors.  These  appointments  increase  the  number  of directors on Del Global's Board to eight.

     Appointed to the Board of Directors were:

     Walter F.  Schneider,  68, has served as Del Global's  President  and Chief
Executive  Officer since October 10, 2003.  Mr.  Schneider  joined Del Global in
2000 and had served as President of Del Medical  Systems Group and Villa Sistemi
Medicali,  S.p.A., Del Global's Italian  subsidiary,  since April 2002. Prior to joining Del Global,  he was President of the Bennett Division of Thermo Electron
Co., a manufacturer of general-purpose radiology equipment.

     James R. Henderson, 45, has served as President and Chief Operating Officer of WebFinancial Corporation, which through its operating subsidiaries,  operates in  niche  banking  markets,  since  November  2003  and as  Vice  President  of
Operations since September 2000. Mr. Henderson has also served as Vice President of Steel  Partners,  Ltd.  since March 2002 and Vice President of Steel Partners
Services,  Ltd.  from August 1999 to March 2002. He has also served as President of Gateway  Industries,  Inc. since December 2001. He has held a wide variety of senior-level  management positions at such companies as ECC International Corp.,
SL Industries,  Inc.,  MDM  Technologies,  Inc.,  Aydin  Corporation  and UNISYS
Corporation.

     Michael J. Cheshire, 54, was Chairman and Chief Executive Officer of Gerber
Scientific,  Inc.  from  September  1998 to  November  2001  and  served  as its
President and Chief Operating  Officer from February 1997 to August 1998. Gerber
Scientific is a leading  manufacturer of CAD/CAM systems and supplies focused on the apparel  design and  production,  sign-making  and  specialty  graphics  and ophthalmic lens production industries.  Mr. Cheshire spent 21 years with General
Signal Corporation  (NYSE), a $2 billion  manufacturer of, among other products, power supplies,  and was most recently President of their electrical group prior to joining  Gerber  Scientific.  Mr.  Cheshire is a director and a member of the
Executive and Audit Committees of WESCO  International Inc. (NYSE). Mr. Cheshire
has a degree in Applied Physics.

     Suzanne  M.  Hopgood,  Chairman  of Del  Global,  stated,  "These  seasoned executives  bring a wealth of  experience  to Del Global's  Board of  Directors.
Together  with  management,  each of us remains  committed  to  practicing  good corporate  governance,  growing  Del  Global's  core  businesses  and  enhancing long-term shareholder value."

                                       5

     In  addition,  the  Company  announced  that its  2004  Annual  Meeting  of
Stockholders  will be held at the  Hilton Rye Town,  located at 699  Westchester
Avenue, Rye Brook, New York, on January 14, 2004 at 10:00 a.m. local time.

     Del  Global   Technologies  Corp.  is  primarily  engaged  in  the  design, manufacture  and  marketing of  cost-effective  medical  imaging and  diagnostic
systems    consisting    of    stationary    and   portable    x-ray    systems,
radiographic/fluoroscopic   systems,  dental  imaging  systems  and  proprietary
high-voltage  power  conversion   subsystems  for  medical  and  other  critical
industrial  applications.  Industrial applications for which Del Global supplies
power   subsystems    include   airport   explosives    detection,    analytical
instrumentation, semiconductor capital equipment and energy exploration.

     Statements  about  future  results  made in  this  release  may  constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these statements are not guarantees of future performance. They involve a number of risks and  uncertainties  that are  difficult to predict  including,  but not limited to, the ability of Del Global to implement its business plan,  retention
of  management,   changing  industry  and  competitive   conditions,   obtaining
anticipated  operating  efficiencies,  securing  necessary  capital  facilities, favorable  determinations in various legal and regulatory  matters,  including a settlement of the Department of Defense  investigation  on terms that Del Global can afford and that does not include a debarment from doing business with the US
Government,  and favorable  general  economic  conditions.  Actual results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                                    INVESTOR RELATIONS:
Del Global Technologies Corp.                               The Equity Group Inc.
Walter F. Schneider, President & Chief Executive Officer    Devin Sullivan (212) 836-9608
Thomas V. Gilboy, Chief Financial Officer                   Adam Prior     (212) 836-9606
(914) 686-3600